EXHIBIT 10.7

CONTEMPORANEOUS LOAN

THIS LOAN AND SECURITY AGREEMENT (the “Loan Agreement”) is made and entered into as this day of June 19, 2019 (the “Effective Date”), by and between Green Light District Holdings, Inc., a Delaware Corporation (the “Borrower”), and Body and Mind Inc., a Nevada Corporation (the “Lender”).

RECITALS:

WHEREAS, the Borrower has previously received a loan from the Lender in the principal amount of Seven Hundred Twenty Six Thousand Seven Hundred Twenty Dollars ($726,720.00) (subject to provision of back-up documentation) (the “Loan Amount”) to fund certain business improvements and expansion needs of the Borrower’s business operations; and

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Loan.

(a) Upon the terms and subject to the conditions hereof, on the Effective Date, the Lender has made a loan to the Borrower (the “Loan”), in the principal amount of the Loan Amount. The Loan is not revolving in nature and may not be repaid and reborrowed.

(b) The Loan made hereunder is evidenced by a promissory note, a copy of which is attached hereto as Exhibit A (as the same may be amended, modified, renewed or extended, the “Promissory Note”), duly executed by an authorized signatory of the Borrower and dated as of the date hereof.

(c) Interest on the principal amount of the Loan outstanding from time to time shall accrue from the date hereof until repaid in full at an annual rate equal to fifteen percent (15%), compounded quarterly. Interest on the Loan shall be computed on the basis of a three hundred sixty-five (365) day year and the actual number of days elapsed in the period during which such interest accrues. Interest on the Loan shall be due and payable on the Maturity Date as set forth in Section 2.

(d) The performance of the Borrower of its obligations under this Loan Agreement and the Promissory Note attached hereto as Exhibit A are secured pursuant to a certain Security Agreement by and between Borrower and Lender dated as the date hereof and in the form attached hereto as Exhibit B (the “Security Agreement”); and (the Security Agreement and the Loan Agreement, together with the Promissory Note and each other agreement, instrument or document designated by the Borrower and the Lender as a “Loan Document”, collectively, as each may be amended, modified, renewed or extended, the “Loan Documents”).

2. Payment Terms.

(a) Payment at Maturity. The principal amount of the Loan and all interest accrued thereon will be due and payable three (3) business days following the Closing as defined in the Asset Purchase Agreement entered into contemporaneously herewith between Airport Collective Inc. and Lender (the “Maturity Date”).

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(b) Place of Payment. All payments to be made to the Lender hereunder shall be made in the lawful money of the United States in immediately available funds. Payments of principal and interest shall be delivered to the Lender at the address to be specified by the Lender to the Borrower by prior written notice.

(c) Prepayment. The Borrower shall not pay any amounts due under the loan prior to the Maturity Date without first obtaining prior written consent of Lender.

(d) Release and Satisfaction Upon Complete Payment. Upon Lender’s receipt of complete payment of the entire principal amount and all accrued interest on the loan, Lender shall timely execute an acknowledgement of release and satisfaction of the Loan Documents and surrender the Note as cancelled.

(e) Withholding Taxes. If any withholding taxes are or become payable in respect of principal, interest or any other amount payable by the Borrower under this Loan Agreement or the Promissory Note, (i) all such amounts payable by the Borrower shall be increased by the amount of the withholding taxes, (ii) the Borrower shall make such additions, (iii) the Borrower shall pay the full amount required to be paid to the relevant taxing authority or other authority in accordance with applicable law, and (iv) Borrower and Lender shall cooperate and use commercially reasonable efforts to obtain a refund of any such withholding taxes, and all amounts received in connection therewith shall be paid to the Borrower.

3. Conditions Precedent. The agreement of Lender to enter into these Agreement to be made on the Effective Date is subject to the satisfaction, or waiver by Lender immediately prior to or concurrently with the making of the Loan, of the following conditions precedent:

(a) Loan Documents. Lender shall have received a complete and duly executed copy of each Loan Document, in each case satisfactory in form and substance to the Lender in its sole discretion.

(b) Financing Statements. The Lender shall have received (i) financing statements in form appropriate for filing in the appropriate jurisdiction, (ii) results of lien searches conducted in the appropriate jurisdiction, and (iii) all other filings in respect of the Collateral (as defined below) as deemed appropriate by Lender. Lender acknowledges receipt and/or waives receipt of same on or before the Effective Date.

(c) Compliance with this Agreement. Borrower shall have performed and complied with all of its agreements and conditions set forth or contemplated herein in all material respects that are required to be performed or complied with by Borrower on or before the Effective Date.

(d) No Default. No Event of Default shall have occurred and be continuing on the Effective Date, or would exist after giving effect to the Loans, on the Effective Date.

4. Grant of Security Interest.

(a) Security Interest. The Borrower, as security for its obligations under the Loan Agreement, including the due and punctual payment in full of the Loan Amount and all accrued interest thereon, hereby grants, mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Lender a security interest in and to all of the Borrower’s right, title and interest in the “Collateral” as such term is defined in the Security Agreement attached hereto as Exhibit B.

(b) Termination and Release. The security interests granted under the Security Agreement shall terminate when the entire Loan Amount plus any accrued and unpaid interest thereon has been paid in full and all rights in the Collateral shall revert to Borrower. Any termination of Lender’s lien in the Collateral shall be at Borrower’s sole cost and expense.

(c) Further Assurances. Without limiting the foregoing, until the time when the entire Loan Amount and all accrued and unpaid interest thereon has been paid in full, Borrower will deliver, or cause to be executed and delivered, to Lender such documents, agreements and instruments, and will take or cause to be taken such further actions which may be required by any requirement of law or which Lender may, from time to time, reasonably request to carry out the terms and conditions of this Loan Agreement and the other Loan Documents and to ensure perfection and priority of the liens created or intended to be created by the Loan Documents, all in form and substance reasonably satisfactory to Lender and all at the expense of the Borrower.

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5. Events of Default.

(a) Definition. For purposes of this Loan Agreement, an “Event of Default” shall be deemed to have occurred if:

(i) Borrower fails to pay the Loan Amount, plus all accrued interest thereon (unless such interest has been forgiven), to the Lender on or prior to the Maturity Date;

(ii) Borrower fails to perform or observe any covenant set forth in Section 6;

(iii) Borrower shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (e) file a petition seeking to take advantage of any other law providing for the relief of debtors, (f) acquiesce to any petition filed against it in any involuntary case under such bankruptcy laws, or (g) take any action for the purpose of effecting any of the foregoing;

(iv) any lien created hereunder or provided for under any Loan Document for any reason ceases to be or is not a valid and perfected lien having a first priority interest; or

(v) termination or breach by the Borrower of any of the Loan Documents (other than this Agreement) or if Borrower any other party attempts to terminate, challenges the validity of, or its liability under, any Loan Document.

(b) Extension. The Borrower hereby expressly agrees that this Loan Agreement, or any payment hereunder, may be extended from time to time and that the Lender may accept security for this Loan Agreement or release security for this Loan Agreement, all without in any way affecting the liability of the Borrower hereunder.

6. Covenants.

(a) Until the Maturity Date, and thereafter until payment in full of the Loan Amount and all accrued interest thereon (unless forgive in accordance with this Agreement), Borrower agrees that it shall, unless Lender shall otherwise consent in writing:

(i) provide Lender information regarding Borrower’s financial condition, prospects and business as and when reasonably requested by Lender;

(ii) assist Lender in perfecting and protecting its security interests and liens under the Loan Documents and reimburse Lender for related costs it reasonably incurs to protect its security interests and liens;

(iii) promptly upon knowledge thereof, provide Lender notice of any material loss of, or damage to, any of the Collateral, or of any material adverse change in any of the Collateral; and

(iv) take any action as reasonably requested by Lender to carry out the intent of the Loan Documents.

(b) Until the Maturity Date, and thereafter until payment in full of the Loan, Borrower agrees that it shall not, unless Lender shall otherwise consent in writing:

(i) create, incur, assume or in any manner become liable in respect of (including, without limitation, through assumption, endorsement or guaranty), or suffer to exist any indebtedness other than the Loan

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(ii) merge or consolidate or amalgamate with or into any other entity or take any other action having a similar effect, or make any acquisition of any entity;

(iii) declare, pay or make any dividend or distribution on the equity interests of the Borrower to any party other than Lender;

(iv) have instituted against Borrower any involuntary proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property.

7. Rights and Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Lender may, in addition to any other rights or remedies provided for hereunder or by applicable law, do any one or more of the following:

(i) declare all or any portion of the principal of, and any and all accrued and unpaid interest on, the Loan to be immediately due and payable, whereupon the same shall become and be immediately due and payable and the Borrower shall be obligated to repay all of such obligations in full, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower;

(ii) make any payments and do any acts it considers necessary to protect the Collateral and/or its security interest in the Collateral;

(iii) terminate this Loan Agreement or any of the other Loan Documents as to any future liability or obligation of the Lender, but without affecting any of the Lender’s liens in the Collateral; and

(iv) exercise all other rights and remedies available to Lender under the Loan Documents or under applicable law, or in equity.

The foregoing to the contrary notwithstanding, upon the occurrence of an Event of Default described in Section 5(a)(iii), in addition to the remedies set forth above, without any notice to Borrower or any other person or entity or any act by the Lender, the full unpaid principal amount of the Loan and all accrued and unpaid interest thereon, shall automatically become and be immediately due and payable and the Borrower shall automatically be obligated to repay all of such amounts in full, without presentment, demand, protest or notice or other requirement of any kind, all of which are expressly waived by Borrower.

(b) The rights and remedies of the Lender under this Loan Agreement and the other Loan Documents shall be cumulative. The Lender shall have all other rights and remedies as provided under applicable law or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any Event of Default shall be deemed a continuing waiver. No delay by the Lender in enforcing any rights hereunder shall constitute a waiver, election or acquiescence by it in the absence of a written waiver signed by the Lender.

8. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Loan Agreement may be amended only with the prior written consent of the Lender and the Borrower.

9. NO ASSIGNMENT OR TRANSFER. BORROWER SHALL NOT SELL, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE, MORTGAGE OR OTHERWISE ENCUMBER THIS LOAN AGREEMENT OR ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR HEREIN WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER, WHICH SHALL NOT BE UNREASONABLY WITHHELD. LENDER SHALL BE PERMITTED TO TRANSFER AND ASSIGN ITS RIGHTS UNDER THIS LOAN AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF BORROWER. THIS AGREEMENT IS BINDING ON BORROWER’S AND LENDER’S SUCCESSORS AND ASSIGNEES.

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10. Fees and Expenses. Each party shall pay any and all fees, costs and expenses, including attorneys’ fees, incurred by the party in connection with this Loan Agreement and the Promissory Note and the negotiation, execution and performance hereof; provided that the Borrower shall bear and pay all fees, costs and expenses, including attorneys’ fees, incurred by Lender in (i) the collection of any amounts owed under this Loan Agreement or any other Loan Document, (ii) the perfection of any security interests or liens in favor of Lender on the Collateral, or (iii) the enforcement of this Loan Agreement or any other Loan Document.

11. Notices. All notices, requests and other communications made or given in connection with this Loan Agreement or any other Loan Document shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the party that is to be addressed, or by reputable overnight carrier, or registered or certified mail, return receipt requested, or by e-mail or telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid.

12. Governing Law. All questions concerning the construction, validity and interpretation of this Loan Agreement will be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

13. Waiver of Presentment, Demand and Dishonor. The Borrower hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Loan Agreement, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the United States Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the amounts owned under this Loan Agreement and any and all extensions, renewals, and modifications hereof.

14. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday, or legal holiday in the State of California, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday, or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

15. Indemnification. Borrower agrees to indemnify, defend and hold the Lender harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the making of the Loan or the repayment or collection thereof; and (b) all losses or expenses in any way suffered, incurred, or paid by the Lender as a result of, following from or arising from the making of the Loan or the repayment or collection thereof (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by the Lender’s gross negligence or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction.

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16. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY AND EXCLUSIVELY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE COUNTY OF LOS ANGELES, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS LOAN AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY OTHER LOAN DOCUMENT. IN NO EVENT SHALL A CLAIM BE ADJUDICATED IN FEDERAL DISTRICT COURT. IN THE EVENT THAT EITHER PARTY COMMENCES A CLAIM IN FEDERAL DISTRICT COURT OR MOVES TO REMOVE SUCH ACTION TO FEDERAL DISTRICT COURT, THE PARTIES HEREBY MUTUALLY AGREE TO STIPULATE TO A DISMISSAL OF SUCH FEDERAL CLAIM WITH PREJUDICE. EACH OF THE BORROWER AND THE LENDER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS LOAN AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY OTHER LOAN DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION IS MADE FOR THE EXPRESS BENEFIT OF THE OTHER PARTY. FINAL JUDGMENT AGAINST A PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE OBLIGOR THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION.

18. Usury Laws. It is the intention of the Borrower and the Lender to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Loan Agreement shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points, or otherwise) contracted for, chargeable, or receivable under this Loan Agreement shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Loan Agreement remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Borrower or credited on the principal amount of this Loan Agreement, or if this Loan Agreement has been repaid, then such excess shall be rebated to the Borrower.

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19. Binding Effect. This Loan Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

20. Severability. The provisions of this Loan Agreement and the Promissory Note are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

21. Integration. The Loan Documents contain the entire instrument governing the parties with respect to the subject matter hereof and supersedes all prior instruments or understandings, written or oral, in respect thereof.

22. Counterparts. This Loan Agreement may be executed in any number of counterparts (including by facsimile transaction), all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Loan Agreement (Limited Recourse) on the date first above written.

Body and Mind Inc.

LENDER:

/s/ Leonard Clough

Name: Leonard Clough

Title: Authorized Signatory

Date: June 20, 2019

Green Light District Holdings, Inc.

BORROWER:

/s/ David Barakett

Name: David Barakett

Title: Authorized Signatory

Date: June 20, 2019

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EXHIBIT A TO SCHEDULE X

PROMISSORY NOTE

FOR VALUE RECEIVED, Green Light District Holdings, Inc., a Delaware Corporation (the “Borrower”), does hereby promise to pay to the order of Body and Mind Inc., a Nevada Corporation (the “Lender”), in lawful money of the United States of America in immediately available funds, an amount equal to the Loan Amount (as defined in the Loan Agreement), and to pay interest on the unpaid principal amount of the Loan Amount (unless such interest is forgiven as set forth in the Loan Agreement) from time to time outstanding hereunder in the amount set forth in the Loan Agreement, in like money, at such times as set forth in the Loan Agreement. Reference is made to the Loan Agreement dated as of the date hereof, by and between the Borrower and the Lender, to which this Promissory Note is attached as Exhibit A (as amended, supplemented, restated, renewed, extended or otherwise modified, the “Loan Agreement”).

The Borrower and any and all endorsers of this Promissory Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind not expressly provided for in the Loan Agreement or this Promissory Note (including, but not limited to, notice of dishonor or notice of protest) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, (ii) to any substitution, exchange or release of any security now or hereafter given for this Promissory Note, and (iii) to the release of any party primarily or secondarily liable hereon. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

This Promissory Note may be delivered in portable document format (.pdf) by facsimile or electronic mail.

This Promissory Note is the Promissory Note referred to in the Loan Agreement, and is entitled to the benefits of, and is secured by the security interests granted in, the Loan Agreement.

In the event of a conflict between this Promissory Note and the Loan Agreement, the provisions of the Loan Agreement will govern.

THIS PROMISSORY NOTE SHALL NOT BE SOLD, TRANSFERRED OR ASSIGNED, IN WHOLE OR IN PART, EXCEPT, IN THE CASE OF THE LENDER, TO ITS AFFILIATE UNDER COMMON CONTROL. AS EXPRESSLY PERMITTED BY THE LOAN AGREEMENT. THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF CALIFORNIA.

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[SIGNATURE PAGE TO PROMISSORY NOTE]

IN WITNESS WHEREOF, the Borrower has executed this Promissory Note as of the date first set forth above.

BORROWER:

Green Light District Holdings, Inc.

By:	/s/ David Barakett
Name:	David Barakett
Title:	Authorized Signatory

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Exhibit B TO SCHEDULE X

SECURITY AGREEMENT

This security agreement (the “Security Agreement”), effective as of June 19, 2019 (the “Effective Date”), is made and entered into by and between Green Light District Holdings, Inc., a Delaware Corporation (the “Borrower”), The Airport Collective, Inc., a California Non-Profit Mutual Benefit Corporation (hereinafter either “Airport” or “Guarantor”) (Borrower and Guarantor shall collectively be referred to as, the “Guarantors”), and Body and Mind Inc., a Nevada Corporation (“Secured Party”).

WHEREAS, contemporaneously herewith, Secured Party and Borrower are entering into the Loan Agreement (the “Agreement”) and Promissory Note (the “Note”), pursuant to which Borrower shall borrow the Loan Amount from Secured Party;

WHEREAS, as a condition to the Agreement, the Secured Party requires Guarantors to enter into this Security Agreement to grant Secured Party a security interest in the Collateral (as defined herein) in order to secure Borrower’s obligations under the Agreement and the Note;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows.

1.	Grant of Security Interest. As collateral security for payment in full by Borrower of all amounts due under the Agreement, the Note and the other obligations to be performed under this Security Agreement, the Agreement and the Note (collectively, the “Obligations”), Borrower hereby grants to Secured Party a security interest in and on all of Borrower’s right, title, and interest in and to all of the following collateral, whether now owned or hereafter acquired or existing (the “Borrower’s Collateral”), and Guarantor, Airport Collective Inc., hereby grants to Secured Party a security interest in and on all of Guarantor’s right, title, and interest in and to all of the following collateral that is owned by a certain commercial cannabis retail business located at 3411 East Anaheim Street, Long Beach, California 90802, whether now owned or hereafter acquired or existing (the “Guarantor’s Collateral”, collectively with the Borrower’s Collateral shall be referred to as “Collateral”):

a. All Equipment, as defined in the California Uniform Commercial Code (the “UCC”), including, without limitation, equipment in all of its forms wherever located, including, without limitation, all machinery and other goods, furniture, furnishings, fixtures, office supplies, and all other similar types of tangible personal property and all parts thereof and all accessions thereto, together with all parts, fittings, special tools, alterations, substitutions, replacements, and accessions thereto (any and all such equipment, parts, and accessions being the “Borrower’s Equipment”);

b. All Inventory, as defined in the UCC, including, without limitation, inventory in all of its Forms, wherever located, including, but not limited to: (i) all raw materials and work in progress, finished goods, and materials used or consumed in manufacture or production; (ii) goods in which each Guarantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which each Guarantor has an interest or right as consignee); and (iii) goods which are returned to or repossessed by each Guarantor, and all accessions thereto and products thereof and all documents and documents of title relating to or covering any of the foregoing or any other assets (“Documents”) (any and all such inventory, accessions, products, and Documents being the “Inventory”);

c. All Accounts as defined in the UCC, including without limitation, accounts receivable, cash or cash equivalents, contract rights, chattel paper, instruments, acceptances, drafts, general intangibles, payment intangibles, letter-of-credit rights, commercial torts claims, commercial claims, deposit accounts, consignments, promissory notes and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, together with all ledger sheets, files, records, and documents relating to any of the foregoing, including all computer records, programs, storage media, and computer software useful or required in connection therewith (the “Receivables”), and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such Receivables, and any and all such leases, security agreements, and other contracts (the “Related Contracts”);

d. All rights under all contracts or agreements to which each Guarantor is a party (other than contracts or agreements entered into which by their terms expressly prohibit the granting of any lien, charge, claim, or encumbrance of any nature whatsoever (“Lien”) thereon; Borrower shall use commercially reasonable efforts to ensure that all contracts and agreements entered into by each Guarantor during the term of this Agreement permit the attachment of the Lien provided for under this Agreement);

e. All right, title, and interest, in, to, and under, any accounts or deposit accounts maintained by each Guarantor at any bank or other financial institution;

f. All right, title, and interest, in, to, and under, any local or state licenses, permits or authorizations required for each Guarantor to conduct its business;

g. General intangibles as defined in the UCC, including without limitation, payment intangibles, software, good will, and tax refunds;

h. All other personal property of each Guarantor, including, without limitation, all other goods, documents, instruments, general intangibles, money, accounts, and chattel paper; and

i. All proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a) through (g) of this paragraph 1) and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payees thereof), or any indemnity, warranty, or guaranty, payable by reason of loss or damage to, or otherwise with respect to any of the foregoing items.

j. As further security, at Secured Party’s election, Secured Party may record a lien on certain real property utilized in connection with each Guarantor’s business.

Subject to any prior secured interest in the Collateral, the Collateral secures the prompt and complete payment when due of the outstanding principal and interest under the Agreement and the Note.

2.	Representations and Warranties. Guarantors represent and warrant to Secured Party as follows:

a. Guarantors have full power and authority to execute, deliver, and perform this Security Agreement, which has been duly authorized by all necessary and proper corporate action.

b. This Security Agreement has been duly executed and delivered, and constitutes the legal, valid, and binding obligation of Guarantors, enforceable in accordance with its terms.

c. No effective security agreement, financing statement, equivalent security or Lien instrument, or continuation security agreement covering all or any part of the Collateral is on file or of record in any public office.

d. Guarantors have good title to and is the lawful owner of the Collateral, free from all claims, liens, encumbrances, charges, or security interests whatsoever except as otherwise granted by this Security Agreement.

e. All of the Equipment and Inventory: (i) were acquired in Guarantors’ ordinary course of business; (ii) are in Guarantors’ exclusive possession and control; (iii) are to be maintained and preserved by Guarantors in the same condition, repair, and working order as when new, ordinary wear and tear excepted; (iv) shall promptly be repaired, replaced, and otherwise improved by Guarantors promptly following any material loss or damage, provided that Secured Party shall be notified of such material loss or damage; (v) shall be located at Guarantors’ principal place of business; (vi) in the event that the location of the Equipment or Inventory changes, Guarantors shall promptly provide notice to the Secured Party of such location change; (vii) shall be open to inspection by Secured Party during normal business hours; (viii) shall not be sold, assigned, leased, mortgaged, transferred, or otherwise disposed of by Guarantors, except in the ordinary course of business; and (ix) shall not become a part of or to be affixed to any real property of any person.

f. All of Guarantor’s material Related Contracts are in full force and effect, and Guarantors and, to Guarantors’ knowledge, the other contracting parties to each such Related Contract have performed in all material respects their respective obligations under each such Related Contract.

g. This Security Agreement creates a valid Lien and security interest in the Collateral, securing the payment of all amounts due under the Agreement and the Note, and, upon the filing of the related financing statement(s) in accordance with this Security Agreement, the Lien will be perfected, enforceable in accordance with its terms.

h. No authorization, approval, or other action by, and no notice to or filing with, any governmental or regulatory agency or authority is required: (i) for the grant by Guarantors of the security interest granted hereby; (ii) for the execution, delivery, or performance of this Security Agreement by Borrower; or (iii) for the perfection of or the exercise by Secured Party of its rights and remedies hereunder.

3.	Covenants. Guarantors covenants and agrees that, until the Obligations are irrevocably satisfied in full or otherwise discharged:

a. Guarantors shall, at Guarantors’ sole expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary in order to perfect and protect any security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including, without limitation, providing, executing, filing, and/or recording any notice, financing statement, statement, instrument, document, or agreement necessary to create, preserve, continue, perfect, or validate any security interest granted hereunder or which is necessary to exercise or enforce the Secured Party’s rights hereunder with respect to such security interest.

b. The Secured Party is authorized to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Guarantors where permitted by law in a form as determined to be appropriate by Secured Party. A carbon, photographic, or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

c. Guarantors shall keep the Collateral insured for the benefit of the Secured Party against fire, theft, and such other hazards, and in amounts and with such insurance underwriters, as are prudent and customary in Guarantors’ industry.

d. Guarantors shall defend the Collateral against all claims and demands of all persons (other than Secured Party) claiming an interest therein.

e. Guarantors shall not sell, assign, convey, grant, create, or suffer to exist any lien, claim, security interest, or encumbrance upon the Collateral in favor of any person other than the Secured Party.

f. Guarantors shall not otherwise transfer or dispose of any Collateral (“Transfer”), except for a Transfer, other than a security interest, made in the ordinary course of business for reasonably equivalent value.

4.	Remedies. Upon the happening of an Event of Default, as defined in the Agreement and the Note, the Secured Party shall have, in addition to all other rights and remedies provided in this Security Agreement or otherwise, all the rights and remedies of a secured party on default under the UCC, including without limitation the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as Guarantors can give authority therefor, enter upon any premises upon which Collateral may be situated and remove, take and carry away the same. Without limiting the generality of the foregoing, the Secured Party may immediately, without demand or performance and without notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever to Guarantors, all of which are hereby expressly waived, and without advertisement, sell the Collateral, or any part thereof, at public or private sale or otherwise, at any of Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery and upon such other terms as Secured Party may deem commercially reasonable, and after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), shall apply the residue of such proceeds toward the payment of the Obligations and other liabilities of Guarantors, Borrower remaining liable for any deficiency remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given, Guarantors hereby agrees that a notice sent at least two (2) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be reasonable notice of such sale or other disposition. The Secured Party, in its discretion, may in its name or in the name of Guarantors, demand, sue for, collect, and receive any money, receivables, or proceeds included in the Collateral and extend the time of payment or otherwise modify any of the terms of or release Guarantors under any such Collateral, without thereby incurring responsibility to or discharging or otherwise affecting any liability of Guarantors. Guarantors shall pay to the Secured Party on demand any and all attorney’s fees reasonably and necessarily incurred or paid by the Secured Party in protecting or enforcing the Obligations and the other rights of the Secured Party under this Security Agreement, including its right to take possession of and realize on Collateral.

5.	Power of Attorney. Guarantors authorize the Secured Party and does hereby make, constitute, and appoint the Secured Party and agents of the Secured Party with full power of substitution, as Guarantors’ true and lawful attorney-in-fact with power, in its own name or in the name of Guarantors, upon the occurrence and continuance of any Event of Default, as defined in the Agreement and the Note, to endorse any notes, checks, drafts, money orders, or other instruments of payment (including, payments under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; to sign and endorse any documents relating to the Collateral; to pay or discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on or threatened against the Collateral; to grant, collect, receipt for, compromise, settle, and sue for sums due in respect of the Collateral; and generally, to do at the Secured Party’s option and at Guarantors’ expense, at any time, or from time to time all acts and things which the Secured Party deems necessary to protect, preserve, and realize upon the Collateral and Guarantors’ security interests therein in order to effect the intent of this Security Agreement, as fully and effectually as Guarantors might or could do; and Guarantors hereby ratify all that said attorney shall do or cause to be done by virtue hereof. THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE FOR AS LONG AS ANY OF THE OBLIGATIONS SHALL BE OUTSTANDING. Guarantors agree that any reasonable fees, costs, and expense incurred by the Secured Party pursuant to the foregoing authorization shall become part of the Obligations and be secured by the Collateral.

6.	Term of Security Agreement. The term of this Security Agreement shall commence on the date hereof and continue in full force and effect until all of the Obligations have been fully and indefeasibly paid and performed and such payment and performance has been acknowledged in writing by the Secured Party. At such time, this Security Agreement shall terminate, Secured Party shall release its security interests hereunder (and deliver and sign appropriate UCC termination statements), and the Collateral shall be reassigned to Guarantors.

7.	Indemnity and Expenses.

a. Borrower agrees to jointly and severally, indemnify Secured Party from and against any and all claims, losses, and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses, or liabilities resulting from Secured Party’s gross negligence or willful misconduct.

b. Guarantor agrees to, jointly and severally, will upon demand pay to Secured Party the amount of any and all expenses, including the reasonable fees and out of pocket disbursements of its outside legal counsel and of any experts and agents, which Secured Party may incur in connection with: (i) filing or recording fees incurred in connection with this Security Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (iii) the exercise or enforcement of any of the rights of Secured Party; or (iv) the material failure by Guarantors to perform or observe any of the provisions hereof. Secured Party shall not be liable to Guarantors for damages as a result of delays, temporary withdrawals of the Equipment from service, or other causes other than those caused by Secured Party’s gross negligence or willful misconduct.

8.	Miscellaneous.

a. Continuing Security Interest; Transfer of the Note. This Security Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until payment in full of all amounts due under the Note and Agreement; (b) be binding upon Guarantors, their successors and assigns; and (c) inure to the benefit of Secured Party and its successors, transferees, and assigns. Upon the payment in full of all amounts due under the Note, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Guarantors. Upon any such termination, Secured Party will, at Guarantors’ expense, execute and deliver to Guarantors such UCC termination statements and such other documentation as Guarantors shall reasonably request to affect the termination and release of the Liens on the Collateral.

b. No Third-Party Beneficiaries. This Security Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

c. Succession and Assignment. This Security Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign the Note, this Security Agreement, or any of the rights, interests, or obligations thereunder or hereunder without the prior written approval of the other party.

d. Entire Agreement. This Security Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

e. Counterparts. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

f. Headings. The section headings contained in this Security Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Security Agreement.

g. Notices. Each notice, request, demand, consent, confirmation or other communication under this Agreement shall be in writing and delivered in person or sent by electronic mail or facsimile or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its current address or email address or facsimile number or at such other address or email address or facsimile number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by electronic mail or facsimile (with answerback confirmation received), or on the third (3rd) business day after the day on which mailed, if sent by registered or certified mail.

h. Consent to Jurisdiction; Waiver of Jury Trial. SECURED PARTY AND GUARANTORS IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES COUNTY, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT. SECURED PARTY AND GUARANTORS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH STATE COURTS. SECURED PARTY AND GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND SECURED PARTY AND GUARANTORS EACH FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SECURED PARTY AND GUARANTORS EACH AUTHORIZES THE SERVICE OF PROCESS UPON THEM BY REGISTERED MAIL SENT TO THE PARTY AT ITS ADDRESS DETERMINED PURSUANT TO PARAGRAPH 8(G). THE GUARANTORS AND THE SECURED PARTY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH GUARANTORS AND THE SECURED PARTY ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

i. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California (without reference to conflict of law principles).

j. Equitable Remedies. In the event of any actual or prospective breach or default by either party, the other party shall be entitled to equitable relief, including remedies in the nature of injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for any actual or prospective breach or default, including the recovery of damages.

k. Amendments and Waivers. No amendment of any provision of this Security Agreement shall be valid unless the same shall be in writing and signed by both Guarantors and Secured Party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

l. Severability. Any term or provision of this Security Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

m. Construction. The parties have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Security Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement effective as of the Effective Date.

Body and Mind Inc. (“Secured Party”)		Green Light District Holdings, Inc. (“Borrower”)

By:	/s/ Leonard Clough	By:	/s/ David Barakett
Name:	Leonard Clough	Name:	David Barakett
Title:	Authorized Signatory	Title:	Authorized Signatory

Dated: June 20, 2019		Dated: June 20, 2019

Airport Collective, Inc. (“Guarantor”)

		By:	/s/ David Barakett
		Name:	David Barakett
		Title:	Authorized Signatory

Dated: June 20, 2019